EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Las Vegas Gaming, Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Jon D. Berkley, Chief Executive Officer, and Bruce A. Shepard, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Jon D. Berkley	Dated:	August 19, 2009
Jon D. Berkley
Title:	President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Bruce A. Shepard	Dated:	August 19, 2009
Bruce A. Shepard
Title:	Chief Financial Officer (Principal Financial Officer)